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                                                                   Exhibit 23(g)


                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Moorman Manufacturing Company
Quincy, Illinois


    We hereby consent to the use in this Registration Statement on Form
S-4 of our report, dated April 18, 1995, relating to the financial statements of Associated Feed Blenders, L.L.C. which are included in the consolidated financial statements of Moorman Manufacturing Company and subsidiaries for the year ended March 25, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                  /s/ McGladrey & Pullen, LLP

                                  McGLADREY & PULLEN, LLP


Cedar Rapids, Iowa
December 1, 1997


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                                                                   Exhibit 23(g)